UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207604
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

357 Main Street
Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 20, 2010, Susan C. Schnabel was appointed to the Board of Directors of Visant Corporation and its parent companies, Visant Holding Corp. and Visant Secondary Holdings Corp., by a vote of the directors. Ms. Schnabel has not currently been appointed to any committees of the Boards.

Ms. Schnabel is a Managing Director of Credit Suisse in the Asset Management division and Co-Head of DLJ Merchant Banking Partners. As of September 10, 2010, affiliates of DLJ Merchant Banking Partners III, L.P. held approximately 41.1% of Visant Holding Corp.’s voting interest. Ms. Schnabel is also a director of DeCrane Aircraft Holdings, DenMat Holdings, Frontier Drilling, Laramie Energy, Luxury Optical Holdings, Pinnacle Gas, Specialized Technology Resources Inc., Target Media Partners and Total Safety USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.

Date: October 21, 2010	/S/ MARIE D. HLAVATY
Marie D. Hlavaty Senior Vice President, Chief Legal Officer